Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-10735) and Form S-8 (No. 333-82012) of ZymoGenetics, Inc. of our report dated March 23, 2004, relating to the financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
March 26, 2004